                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                              DIGEX, INCORPORATED

     FIRST:  The name of the corporation is Digex, Incorporated (hereinafter
     -----
referred to as the "Corporation").

     SECOND:  The address of the registered office of the Corporation in the
     ------
State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805-1297 in the County of New Castle. The name of its registered agent in the State of Delaware is CSC United States Corporation Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the General Corporation Laws of the State of Delaware as set forth in Title 8 of the Delaware Code (the "AGCL").

     FOURTH:  The total number of shares of stock which the Corporation shall
     ------
have authority to issue is 9,100 shares divided into the following classes:

              (i) 6,000 shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock");

             (ii) 3,000 shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as "Class B Common Stock"); and

            (iii) 100 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

          The Corporation's Class A Common Stock and Class B Common Stock are referred to hereinafter, collectively, as the "Common Stock."


          A.  Powers and Rights of Holders of Common Stock.
          ------------------------------------------------

                                      -1-
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          1.  Except as stated in paragraphs 3, 4, 5 and 9 of this Subpart A of
Article FOURTH, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

          2. Except as may be otherwise required by law, and subject to the provisions of any series of Preferred Stock at the time outstanding, the holders of Class A Common Stock and Class B Common Stock issued and outstanding shall have and possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent.

          3. Each holder of Class A Common Stock issued and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, and each holder of Class B Common Stock issued and outstanding shall be entitled to ten (10) votes for each share of Class B Common Stock registered in such holder's name on the books of the Corporation. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

          4. Any direct or indirect transfer of issued and outstanding shares of Class B Common Stock other than to a Permitted Holder (as defined herein) or any event or circumstance as a result of which a holder of Class B Common Stock ceases to be a Permitted Holder shall result in the automatic conversion of the shares of Class B Common Stock being transferred to or held by such non-Permitted Holder into a like number of shares of Class A Common Stock. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class B Common Stock or Class A Common Stock, as the case may be, issuable upon such conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer to a non-Permitted Holder and conversion as hereinbefore provided, or the date on which a holder of Class B Common Stock ceases to be a Permitted Holder, as the case may be, and the person or persons in whose name Class A Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon conversion of all of the then outstanding Class B Common Stock pursuant to this Section 4 or otherwise. The Corporation as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Holder, may require the furnishing of such affidavits or other proof as it reasonably deems necessary to establish that such transferee is a Permitted Holder. For purposes hereof, (a) "Permitted Holder" shall be defined as Intermedia Communications Inc., or any of its Affiliates, (b) "Affiliate" shall mean, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person, provided, however, that no employee of the Corporation or any of its subsidiaries shall be deemed to be an Affiliate solely by reason of his or her capacity as an employee, or by reason of any employment agreement, and (c) "Person" means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. All certificates evidencing shares of Class B Common Stock shall be endorsed with a legend making appropriate reference to the foregoing provisions regarding automatic conversion.

          5. Each holder of Class B Common Stock issued and outstanding shall be entitled, at such holder's option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder's name into a like number of shares of Class A Common Stock. If Intermedia Communications Inc. and its Affiliates shall at any time elect to convert all of the shares of Class B Common Stock then issued and outstanding and held by them into shares of Class A Common Stock, whether by transfer pursuant to Section 4 or by conversion pursuant to this Section 5, all of the other shares of Class B Common Stock issued and outstanding as of the date of such conversion shall be automatically converted into shares of Class A Common Stock on a share for share basis and shall otherwise cease to be outstanding, effective as of the date of such transfer and/or conversion by Intermedia Communications Inc. and its Affiliates. All Persons registered as holders of shares of Class B Common Stock on the date of such conversion shall be treated for all purposes as the record holders of an equal number of shares of Class A Common Stock on such date. The Corporation, as soon as practicable thereafter, will deliver to each of the holders of the shares of Class B Common Stock converted into shares of Class A Common Stock a certificate or certificates for the Class A Common Stock against receipt from such holder of the certificate theretofore representing an equal number of shares of Class B Common Stock. Pending delivery of certificates for shares of Class A Common Stock after such conversion, certificates for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock.

          6. Dividends may be paid to the holders of the Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

          7. Subject to the provisions of any series of Preferred Stock at the time outstanding, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, on a pro rata basis, based on the number of shares held by each such holder, without regard to class.

          8. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of a class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the class of Common Stock adversely affected.

          9. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock or other reorganization in which any consideration is to be received by the holders of Class B Common Stock and the holders of Class A Common Stock, if the consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), the holders of Class B Common Stock shall receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for voting securities with ten times the number of votes per share as those voting securities upon the exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holder of Class A Common Stock).

          B.  Preferred Stock.
          -------------------

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased (but not below the number of shares thereof then outstanding) by the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     FIFTH:  The following provisions are inserted for the management of the
     -----
business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the GCL or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation.

          C.  Election of directors need not be by written ballot.

     SIXTH:    The officers of the Corporation shall be chosen in such a manner,
     -----
shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

     SEVENTH:  No director of the Corporation shall be personally liable to the
     -------
Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which such director derived an improper personal benefit. This Article SEVENTH is also contained in the Corporation's Bylaws. No amendment to or repeal of this Article SEVENTH shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the GCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL, as amended.

     EIGHTH:  A.  Right to Indemnification.  Each person who was or is made a
     ------   ----------------------------
party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, if the GCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article EIGHTH or otherwise.

          B.  Non-Exclusivity of Rights.  The rights conferred by this Article
          -----------------------------
EIGHTH shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the GCL or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

          C.  Insurance and Trust Fund.  In furtherance and not in limitation of
          ----------------------------
the powers conferred by statute:

          (1) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of law; and

          (2) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

          D. Indemnification of Employees and Agents of the Corporation.  The
          -------------------------------------------------------------
Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          E.  Amendment.  This Article EIGHTH is also contained in the
          -------------
Corporation's Bylaws. Any repeal or modification of this Article EIGHTH shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

     NINTH:  Whenever a compromise or arrangement is proposed between this
     -----
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TENTH:  The Corporation reserves the right to amend, alter, change, rescind
     -----
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders, directors and officers are subject to this reservation.

     ELEVENTH: The name and mailing address of the Sole Incorporator is as
     --------
follows:

     Name                    Mailing Address
     ----                    ---------------

     Jill Simon-Reisman      c/o Kronish Lieb Weiner & Hellman LLP
                              1114 Avenue of the Americas
                              New York, New York 10036


          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on April 26,1999 .

                                    /s/ Jill Simon-Reisman
                                    ------------------------------------------
                                    Jill Simon-Reisman

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DIGEX, INCORPORATED

      (Pursuant to Section 242 of the General Corporation Law of Delaware)

     The undersigned, being the Chief Executive Officer of Digex, Incorporated, does hereby certify and set forth:

               FIRST:  The name of the corporation is Digex, Incorporated
               -----
     (hereinafter referred to as the "Corporation").

               SECOND: The Certificate of Incorporation was filed with the
               ------
               Office of the Secretary of the State of Delaware on April
               26, 1999.

               THIRD:    The Certificate of Incorporation of the Corporation is
               -----
     hereby amended to change the number of shares of stock which the Corporation shall have authority to issue so that Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

               "FOURTH:  The total number of shares of stock which the
                ------
     Corporation shall have authority to issue is 155,000,000 shares divided into the following classes:

               (i) 100,000,000 shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock");

               (ii) 50,000,000 shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as "Class B Common Stock"); and

               (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

               The Corporation's Class A Common Stock and Class B Common Stock are referred to hereinafter, collectively, as the "Common Stock."

               A.  Powers and Rights of Holders of Common Stock.
               -   --------------------------------------------

                    1. Except as stated in paragraphs 3, 4, 5 and 9 of this Subpart A of Article FOURTH, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

                    2. Except as may be otherwise required by law, and subject to the provisions of any series of Preferred Stock at the time outstanding, the holders of Class A Common Stock and Class B Common Stock issued and outstanding shall have and possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent.

                    3. Each holder of Class A Common Stock issued and outstanding shall be entitled to one vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, and each holder of Class B Common Stock issued and outstanding shall be entitled to ten votes for each share of Class B Common Stock registered in such holder's name on the books of the Corporation. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

                    4. Any direct or indirect transfer of issued and outstanding shares of Class B Common Stock other than to a Permitted Holder (as defined herein) or any event or circumstance as a result of which a holder of Class B Common Stock ceases to be a Permitted Holder shall result in the automatic conversion of the shares of Class B Common Stock being transferred to or held by such non-Permitted Holder into a like number of shares of Class A Common Stock. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class B Common Stock or Class A Common Stock, as the case may be, issuable upon such conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer to a non-Permitted Holder and conversion as hereinbefore provided, or the date on which a holder of Class B Common Stock ceases to be a Permitted Holder, as the case may be, and the person or persons in whose name Class A Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

                    Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon conversion of all of the then outstanding Class B Common Stock pursuant to this Section 4 or otherwise. The Corporation as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Holder, may require the furnishing of such affidavits or other proof as it reasonably deems necessary to establish that such transferee is a Permitted Holder. For purposes hereof, (a) "Permitted Holder" means Intermedia Communications Inc. or any of its Affiliates, (b) "Affiliate" means, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person, provided, however, that no employee of the Corporation or any of its subsidiaries shall be deemed to be an Affiliate solely by reason of his or her capacity as an employee, or by reason of any employment agreement, and (c) "Person" means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. All certificates evidencing shares of Class B Common Stock shall be endorsed with a legend making appropriate reference to the foregoing provisions regarding automatic conversion.

                    5. Each holder of Class B Common Stock issued and outstanding shall be entitled, at such holder's option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder's name into a like number of shares of Class A Common Stock. If Intermedia Communications Inc. and its Affiliates shall at any time elect to convert all of the shares of Class B Common Stock then issued and outstanding and held by them into shares of Class A Common Stock, whether by transfer pursuant to Section 4 or by conversion pursuant to this Section 5, all of the other shares of Class B Common Stock issued and outstanding as of the date of such conversion shall be automatically converted into shares of Class A Common Stock on a share for share basis and shall otherwise cease to be outstanding, effective as of the date of such transfer and/or conversion by Intermedia Communications Inc. and its Affiliates. All Persons registered as holders of shares of Class B Common Stock on the date of such conversion shall be treated for all purposes as the record holders of an equal number of shares of Class A Common Stock on such date. The Corporation, as soon as practicable thereafter, will deliver to each of the holders of the shares of Class B Common Stock converted into shares of Class A Common Stock a certificate or certificates for the Class A Common Stock against receipt from such holder of the certificate theretofore representing an equal number of shares of Class B Common Stock. Pending delivery of certificates for shares of Class A Common Stock after such conversion, certificates for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock.

                    6. Dividends may be paid to the holders of the Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

                    7. Subject to the provisions of any series of Preferred Stock at the time outstanding, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, on a pro rata basis, based on the number of shares held by each such holder, without regard to class.

                    8. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of a class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the class of Common Stock adversely affected.

                    9. In the event of any corporate merger, consolidation, purchase or acquisition of property or stock or other reorganization in which any consideration is to be received by the holders of Class B Common Stock and the holders of Class A Common Stock, if the consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), the holders of Class B Common Stock shall receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for voting securities with ten times the number of votes per share as those voting securities upon the exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holder of Class A Common Stock).

               B.  Preferred Stock.
               -   ---------------

                    The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock."

     FOURTH:  This Amendment to the Certificate of Incorporation of the
     ------
     Corporation was authorized by the directors of the Corporation and the sole stockholder of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by its Chief Executive Officer as of this 3rd day of August, 1999.


                       By:       /s/ Mark K. Shull
                       ---------------------------------
                       Mark K. Shull
                       President and Chief Executive Officer

                                      -16-